Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-134384) of Millipore Corporation of our report dated June 28, 2006, relating to the financial statements of Millipore Corporation Employees’ Participation and Savings Plan, which appear in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 29, 2006